UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
_____________________

Date of Report (Date of earliest event reported): October 15, 2018

Gulf Island Fabrication, Inc.
(Exact name of registrant as specified in its charter)

Louisiana                001-34279            72-1147390

(State or other jurisdiction of incorporation)	(Commission File Number) (IRS Employer Identification No.)

16225 Park Ten Place, Suite 300, Houston, Texas                    77084
(Address of principal executive offices)             (Zip Code)

(713) 714-6100
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)     On October 15, 2018, the Board of Directors (the “Board”) of Gulf Island Fabrication, Inc. (the “Company”) appointed Cheryl Richard to serve as a Class III director effective immediately. Ms. Richard will serve until the Company’s 2021 annual meeting and until her successor is duly elected and qualified.

There is no arrangement or understanding between Ms. Richard and any third person related to her appointment as a director, and there are no transactions in which Ms. Richard has an interest requiring disclosure under Item 404(a) of Regulation S-K. The Board now consists of nine directors.

Ms. Richard will be compensated consistent with the compensation arrangement for non-employee directors, which includes a combination of cash and equity-based incentive compensation. In connection with her appointment to the Board, Ms. Richard was awarded restricted stock units representing a pro rata equity award for 2018. In addition, Ms. Richard and the Company will enter into the Company’s standard form of indemnification agreement, a form of which has been previously filed.

A copy of the Company’s press release issued on October 15, 2018, regarding Cheryl Richard’s appointment to the Board is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release dated October 15, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF ISLAND FABRICATION, INC.

By: /s/ Kirk J. Meche
Kirk J. Meche
President, Chief Executive Officer

Dated: October 15, 2018

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